As filed with the Securities and Exchange Commission on November 12, 2003

Registration No. 333- ______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NOVAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2816046 (I.R.S. Employer Identification No.)

8320 Guilford Road, Columbia, Maryland 21046

(Address of Principal Executive Offices) (Zip Code)

1995 STOCK OPTION PLAN

(Full title of the Plan)

Nelson M. Sims
President & Chief Executive Officer
Novavax, Inc.
8320 Guilford Road
Columbia, Maryland 21046
(Name and address of agent for service)

(301) 854-3900

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	1,000,000	$6.40	$6,400,000	$517.76

(1)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 7, 2003, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed with respect to securities of the same class and issuable under the same employee benefit plan as the securities for which the Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on December 11, 1995, File No. 33-80279, a Registration Statement on Form S-8, File No. 333-77611, filed on May 3, 1999, a Registration Statement on Form S-8, File No. 333-46000, filed on September 18, 2000, and a Registration Statement on Form S-8, File No. 333-97931, filed on August 9, 2002, the contents of which are incorporated by reference herein.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002;

2.	The Registrant’s Current Reports on Form 8-K filed on August 8, 2003 and February 25, 2003;

3.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

4.	Description of Registrant’s Common Stock ($.01 par value) contained in the Registrant’s Registration Statement No. 0-26770 on Form 10 filed on September 14, 1995 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

     Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by White White & Van Etten LLP, 55 Cambridge Parkway, Cambridge, Massachusetts 02142, as counsel to Registrant. David A. White, a partner of such firm, owns 50,000 shares of the Common Stock of the Registrant.

Item 8. Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of November, 2003.

NOVAVAX, INC.

By:	/s/ Nelson M. Sims
Nelson M. Sims,
President and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of Novavax, Inc., hereby severally constitute Nelson M. Sims and Dennis W. Genge and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Novavax, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Nelson M. Sims Nelson M. Sims	President, Chief Executive Officer and Director	November 5, 2003

/s/ Dennis W. Genge Dennis W. Genge	Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 5,2003

/s/ Gary C. Evans Gary C. Evans	Director	November 5, 2003

/s/ Mitchell J. Kelly Mitchell J. Kelly	Director	November 5, 2003

J. Michael Lazarus, M.D.	Director

/s/ John O. Marsh, Jr. John O. Marsh, Jr.	Director	November 5, 2003

/s/ Michael A. McManus Michael A. McManus	Director	November 5, 2003

/s/Denis M. O’Donnell, M.D. Denis M. O’Donnell, M.D.	Director and Chairman of the Board	November 5, 2003

Ronald H. Walker	Director

Exhibit Index

Exhibit
Number	Description
5	Opinion of White White & Van Etten LLP
10.1	Novavax, Inc. 1995 Stock Option Plan (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form 10, File No. 0-26770, filed September 14, 1995.)
10.2	First Amendment to Novavax, Inc. 1995 Stock Option Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K, File No. 0-26770, filed April 15, 1999.)
10.3	Second Amendment to Novavax, Inc. 1995 Stock Option Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-8, File No. 333-46000, filed September 18, 2000.)
10.4	Third Amendment to Novavax, Inc. 1995 Stock Option Plan (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-8, File No. 333-97931, filed August 9, 2002.)
10.5	Fourth Amendment to Novavax, Inc. 1995 Stock Option Plan
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of White White & Van Etten LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages of this Registration Statement)